                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report, which includes an explanatory paragraph concerning factors which raise substantial doubt about the Company's ability to continue as a going concern, dated February 23, 1996, on our audit of the financial statements of Seragen, Inc. for the year ended December 31, 1995. We also consent to the references to our firm under the captions "Experts" and "Selected financial Data of Seragen."


                                                  PriceWaterhouseCoopers LLP


Boston, Massachusetts
July 6, 1998